Exhibit 10.3

FIRST AMENDMENT TO DEBT PURCHASE AGREEMENT

This FIRST AMENDMENT TO DEBT PURCHASE AGREEMENT (the "Amendment") is

dated effective as of the 15th day of August, 2016 (the "Effective Date"), by and among TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership, with an address of 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169 ("Assignor" or "Lender"), OLD MAIN CAPITAL, LLC ("Assignee" or "Old Main"), and GROWLIFE, INC., a Delaware corporation (the "Borrower").

RECITALS

WHEREAS, the Lender, Old Main and the Borrower entered into a Debt Purchase Agreement dated as of April 30, 2016 (the "DPA"); and

WHEREAS, the Lender sought to terminate the DPA pursuant to the terms thereof by sending a written termination letter to Old Main dated August 8, 2016 (the "Termination Letter"); and

WHEREAS, the Lender and Old Main have agreed to rescind the Termination Letter, and further agreed that the DPA shall continue in full force and effect in accordance with its terms, as amended by this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.                Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.                Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the DPA or the Purchase Agreement, except as otherwise specifically set forth herein.

3.            Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the DPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.            Termination Rescinded. Old Main and Lender hereby agree that the Termination Letter is hereby rescinded and of not force or effect, and that the DPA shall continue in full force and effect in accordance with its terms, as amended by this Amendment.

5.            Purchase by Old Main of Additional Tranches. The parties agree and acknowledge that Old Main has, as of the date hereof, purchased Four Hundred Fifty Thousand Dollars ($450,000) of the Assigned Debt under the DPA. The parties agree that, from and after the date of this Amendment, Old Main shall only have the right to purchase from the Lender two additional Purchase Tranches of the Assigned Debt, each in the amount of One Hundred Fifty Thousand Dollars ($150,000), the first of such additional Purchase Tranches (the "First Additional Tranche") to be closed, and the Applicable Purchase Price therefor paid to Lender, by no later than August 25, 2016, and the second of such additional Purchase Tranches (the "Second Additional Tranche," and together with the First Additional Tranche, the "Additional Tranches") to be closed, and the Applicable Purchase Price therefor paid to Lender, by no later than September 25, 2016; provided, however, nothing herein shall prevent Old Main from electing to purchase the Additional Tranches at earlier dates by written notice to Lender delivered prior to the applicable Purchase Tranche Closing.

6.            Termination. If Old Main fails to close and fund either of the Additional Tranches by the dates set forth in Section 5 above, as applicable, then Lender shall have the right to terminate the DPA at any time thereafter upon written notice to Old Main, such notice to be deemed effectively delivered hereunder if sent by e-mail to Adam Long, at Adam@oldmaincapital.com, which termination shall be effective immediately upon delivery of such notice. In addition, the DPA shall automatically terminate, without any further need for notice to any of the parties hereto, or any other Person, upon the earlier to occur of: (i) Old Main successfully closing and paying the Applicable Purchase Price for each of the Additional Tranches; or (ii) upon Old Main's failure to close and pay the Applicable Purchase Price for any of the Additional Tranches by the dates set forth in Section 5 above.

7.            Sale of Additional Debt. Notwithstanding anything contained in the DPA to the contrary, Old Main agrees and acknowledges that Lender shall have the right, from time to time, in its sole and absolute discretion, to: (i) sell any portion of the Assigned Debt other than the Additional Tranches, to any other Person; or (ii) accept payments (or agree to accept payments), from any Person, towards any portion of the Assigned Debt other than the Additional Tranches.

8.            Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf ” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf ” signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, Old Main, Lender and Borrower have executed this Agreement as of the date above first written.

Lender:

TCA GLOBAL CREDIT MASTER FUND, LP

August 15, 2016	By:	/s/ TCA Global Credit Fund GP, Ltd.
General Partner

	By:	/s/ Robert Press
August 15, 2016		Robert Press
Director

Old Main:

OLD MAIN CAPITAL, LLC

	By:	/s/ Adam Long
August 15, 2016		Adam Long
President

IN WITNESS WHEREOF, Old Main, Lender and Borrower have executed this Agreement as of the date above first written.

Borrower:

GROWLIFE, INC., a Delaware corporation

August 15, 2016	By:	/s/ Marco Hegyi
Marco Hegyi
CEO